Exhibit 10.17

COWEN GROUP, INC.

EXECUTIVE INCENTIVE AWARD AGREEMENT

[U.S. EMPLOYEES]

THIS AGREEMENT (this “Agreement”) is made by and between Cowen Group, Inc., a Delaware corporation (the “Company”), and _______________________, (the “Executive”), as of ______________.

RECITALS

WHEREAS, the Company has adopted the Cowen Group, Inc. 2006 Equity and Incentive Plan (the “Plan”) pursuant to which the Executive has been granted an award (the “Award”); and

WHEREAS, the Award shall consist of a grant of stock options and restricted stock in accordance with the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Executive has accepted the grant of the Award and hereby agrees to the terms and conditions hereinafter stated; and

WHEREAS, the capitalized terms used herein but not defined in Section 3.2 of this Agreement shall have the respective meanings given to them in the Plan;

NOW, THEREFORE, in consideration of the foregoing recitals and of the promises and conditions herein contained, it is agreed as follows:

ARTICLE I
GRANT OF OPTION

Section 1.1 - Grant of Option.

Subject to the provisions of the Plan and this Agreement, the Company has granted, effective ___________________, 2006 (the “Grant Date”), to the Executive an option to purchase all or any part of _______________ shares of Stock (the “Option”).  The Option granted pursuant to this Agreement is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 1.2 - Exercise Price.

The exercise price of the Option shall be the per share “price to public” of Stock in the IPO as set forth in the final prospectus of the Company dated the effective date of the IPO and filed with the Securities and Exchange Commission, which amount is equal to the Fair Market Value on the Grant Date.

Section 1.3 - Vesting and Exercisability.

Subject to accelerated vesting upon a Change in Control in accordance with Section 7 of the Plan and subject further to provisions relating to expiration of the Option as described in Section 1.4, the Option shall vest and become exercisable with respect to twenty-five percent (25%) of the shares of Stock subject to the Option on each of the second through fifth anniversaries of the Grant Date and shall have a term of seven years from the Grant Date (the “Option Term”).

Section 1.4 - Expiration of Option.

(a)           Except as set forth herein or in subsections (i) or (ii) below, an Option may not be exercised unless the Executive continues to provide services to an entity for which the Stock constitutes “service recipient stock” within the meaning of Section 409A of the Code and the regulations promulgated thereunder (“Section 409A”), and unless the Executive continuously has provided such services since the Grant Date (such entities are collectively referred to as the “409A Controlled Group”).

(i)                    If the Executive’s employment or service with the 409A Controlled Group terminates as a result of the Executive’s death or Disability (as hereinafter defined), the Option shall become immediately vested and exercisable as of the date of termination of employment or service (the “Termination Date”) and shall remain exercisable until the expiration of the Option Term, and shall thereafter terminate.

(ii)                   If the Executive’s employment or service with the 409A Controlled Group terminates as a result of the Executive’s Retirement, the Option shall continue to vest and become exercisable according to the schedule set forth in Section 1.3 (but subject to the provisions of Section 1.4(a)) and shall remain exercisable until the expiration of the Option Term, and shall thereafter terminate.  Notwithstanding anything to the contrary in this Agreement or the Plan, in the event that prior to the sixth anniversary of the Grant Date, the Executive (X) violates any provision of this Agreement or (Y) directly or indirectly, in one or a series of transactions, owns, manages, operates, controls, invests or acquires an interest in, whether as a proprietor, partner, stockholder, member, lender, director, officer, employee, joint venturer, investor, lessor, supplier, customer, agent, representative or other participant, or otherwise engages or participates in, whether as a proprietor, partner, stockholder, member, lender, director, officer, employee, joint venturer, investor, lessor, supplier, customer, agent, representative or other participant, any business which competes, directly or indirectly, with any businesses of the Company, any Subsidiary or Affiliate of the Company (as determined by the Company) (“Competitive Business”), then the Option shall immediately terminate and the Executive shall return to the Company any shares of Stock acquired by Executive upon exercise of the Option after the Termination Date and prior to such violation or engagement with a Competitive Business (or, to the extent Executive shall have disposed of such shares, an amount equal to the Fair Market Value of such shares on the date of disposition).  Notwithstanding the foregoing, ownership by Executive as a passive investor of less than one percent (1%) of the stock of a corporation that is traded on an established exchange shall not constitute a violation of clause (Y) above.

(iii)                  If the Executive’s employment or service with the 409A Controlled Group is terminated for Cause (as hereinafter defined), the Option and any portion thereof (whether vested or unvested) then currently outstanding shall terminate on the Termination Date and Executive shall return to the Company any shares of stock acquired upon exercise of the Option (or, to the extent Executive shall have disposed of such shares, an amount equal to the Fair Market Value of such shares on the date of disposition).

(iv)                  If the Executive’s employment or service with the 409A Controlled Group terminates other than as described in subsections (i) through (iii) above, any portion of the Option that is vested and exercisable as of the Termination Date shall remain exercisable until the earlier of (i) thirty (30) days following the Termination Date and (ii) the expiration of the Option Term, and shall thereafter terminate.  Any portion of the Option that is not vested and exercisable as of the Termination Date shall expire and terminate upon the Termination Date.

Section 1.5 - Manner of Exercise.

(a)           The Option, to the extent then vested and exercisable, shall be exercisable by delivery to the Company of a written notice stating the number of shares as to which the Option is exercised pursuant to this Agreement and a designation of the method of payment of the exercise price with respect to Stock to be purchased.

(b)           The exercise price of the Option, or portion thereof, with respect to Stock to be purchased, shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check or other instrument or in any other manner acceptable to the Company.  In addition, the purchase price may be paid, in whole or in part, in shares of Stock valued at the Fair Market Value on the date of exercise, including shares of Stock that would otherwise be distributed to the Executive upon exercise of the Option.

Section 1.6 - Transferability of Option.

The Option is nontransferable, directly or indirectly, except by will or the laws of descent and distribution or a transfer to a family member or family-related trust pursuant to a gift or domestic relations order.

Section 1.7 - Taxes and Withholdings.

Not later than the date of exercise of the Option granted hereunder, Executive shall pay or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option.  The Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to Executive federal, state, and local taxes of any kind required by law to be withheld upon the exercise of such Option.  Such amount may also be paid in Stock previously owned by the Executive, or a portion of Stock that otherwise would be distributed to such Executive upon exercise of the Option, or a combination of cash and such Stock.

ARTICLE II
GRANT OF RESTRICTED STOCK

Section 2.1 - Grant of Restricted Stock.

The Company has granted as of the Grant Date _______________ shares of Stock pursuant to the terms and subject to the conditions and restrictions of this Agreement (the “Restricted Stock”).

Section 2.2 - Restrictions and Restricted Period.

(a)           Restrictions.  Shares of the Restricted Stock granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture as described in Section 2.4 below until the lapse of the Restricted Period (as defined below) (the “Restrictions”).

(b)           Restricted Period.  Subject to (i) accelerated vesting upon a Change in Control as set forth in Section 7 of the Plan, (ii) the forfeiture provisions set forth in Section 2.4(a) or provisions regarding accelerated vesting set forth in the Plan and (iii) any applicable Lock-Up Period (as hereinafter defined), the Restrictions shall lapse and the shares of the Restricted Stock shall become nonforfeitable and transferable (provided, that such transfer is in accordance with Section 3.1 and otherwise in compliance with Federal and state securities laws) with respect to (x) twenty-five percent (25%) of the shares of Restricted Stock subject to this Agreement on each of the third and fourth anniversaries of the Grant Date and (y) the remaining fifty percent (50%) of the shares of Restricted Stock subject to this Agreement on the fifth anniversary of the Grant Date (the “Restricted Period”).

Section 2.3 - Rights of a Stockholder.

  During the Restricted Period and for so long as the Restricted Stock is held by or for the benefit of the Executive, the Executive shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, including, but not limited to, the rights to vote and to receive ordinary dividends.  In the event that the Committee approves an adjustment to the Restricted Stock pursuant to Section 5(b) of the Plan, then in such event, any and all new, substituted or additional securities to which the Executive is entitled by reason of the Restricted Stock shall be immediately subject to the Restrictions with the same force and effect as the Restricted Stock subject to such Restrictions immediately before such event.

Section 2.4 - Cessation of Employment.

(a)           Forfeiture.  If the Executive’s employment or service with the Company and its Subsidiaries and Affiliates is terminated other than as a result of death, Disability or Retirement, for any reason or no reason, then any unvested shares of Restricted Stock shall be forfeited to the Company as of the Termination Date and neither the Executive nor any of Executive’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such shares of the Restricted Stock.  In addition, if the Executive’s employment or service with the Company and its Subsidiaries and Affiliates is terminated for Cause, then any shares of Restricted Stock that vested and which are still held by the Executive as of the Termination Date shall be forfeited to the Company as of the Termination Date (and to the extent any such shares are no longer held by the Executive as of the Termination Date, Executive shall pay to the Company an amount equal to the Fair Market Value of such shares on the date of disposition by the Executive).

(b)           Acceleration.  If the Executive’s employment or service with the Company and its Subsidiaries and Affiliates is terminated as a result of death or Disability, all restrictions on the unvested Restricted Stock shall lapse and the Restricted Stock shall immediately vest in full as of the Termination Date.

(c)           Continued Vesting.  In the event that the Executive’s employment or service with the Company and its Subsidiaries and Affiliates is terminated as a result of the Executive’s Retirement, then the shares of Restricted Stock shall continue to vest in accordance with the schedule set forth in Section 2.2(b), provided, however, that any unvested shares of Restricted Stock and any shares of Restricted Stock that vested after the Termination Date shall be immediately forfeited in the event that prior to the sixth anniversary of the Grant Date, the Executive (X) violates any provision of this Agreement or (Y) commences employment with a Competitive Business, and to the extent any such shares that vested after the Termination Date are no longer held by Executive as of the date of such violation or commencement of competitive employment, the Executive shall pay to the Company an amount equal to the Fair Market Value of such shares on the date of disposition by the Executive.

Section 2.5 - Stock Certificates.

Stock granted herein may be evidenced in such manner as the Committee shall determine.  If one or more certificates representing the Restricted Stock are registered in the name of the Executive, then the Company may retain physical possession of any such certificate until the Restricted Period has lapsed.

Section 2.6 - Taxes.

The Executive shall pay promptly upon request, at the time the Executive recognizes taxable income in respect of the shares of the Restricted Stock, an amount equal to the federal, state and/or local taxes the Company determines is required to be withheld under applicable tax laws with respect to the shares of the Restricted Stock.  In lieu of collecting payment from the Executive, the Company may, in its discretion, distribute vested shares of Stock net of the number of whole shares of Stock the Fair Market Value of which is equal to the minimum amount of federal, state and local taxes required to be withheld under applicable tax laws.

ARTICLE III
MISCELLANEOUS

Section 3.1 - Securities Act Requirements

(a)           Notwithstanding whether the Option is vested and exercisable in whole or in part, the Company shall not be obligated to sell any shares of Stock subject to any such Option, if such exercise and sale or issuance would, in the opinion of counsel for the Company, violate the Securities Act of 1933 (the “1933 Act”) or other Federal or state statutes having similar requirements, as they may be in effect at that time; and (ii) each Option shall be subject to the further requirement that, at any time that the Board or the Committee, as the case may be, shall determine, in their respective discretion, that the listing, registration or qualification of the shares of Stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of shares of Stock, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors or the Committee, as the case may be.

(b)           The issuance of the Restricted Stock has not been registered under the 1933 Act, and is being issued to the Executive in reliance upon the exemption from such registration provided by Section 4(2) of the 1933 Act.

(c)           The Executive hereby confirms that he or she has been informed that the shares of Restricted Stock are restricted securities under the 1933 Act and may not be resold or transferred unless such shares are first registered under the federal securities laws or unless an exemption from such registration is available.  Accordingly, the Executive hereby acknowledges that he or she is prepared to hold the Restricted Stock for an indefinite period and that the Executive is aware that Rule 144 promulgated by the Securities and Exchange Commission is not presently available to exempt the resale of the Restricted Stock from the registration requirements of the 1933 Act.  The Executive is aware of the adoption of Rule 144 by the Commission, promulgated under the 1933 Act, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions.  The Executive understands that under Rule 144, the conditions include, among other things: the availability of certain current public information about the issuer, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold, the sale being through a broker in an unsolicited “broker’s transaction” and the amount of securities being sold during any three-month period not exceeding specified limitations.  The Executive acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Executive wishes to sell the Restricted Stock or other conditions under Rule 144 that are required of the Company.  If so, the Executive understands that he or she will be precluded from selling the securities under Rule 144 even if the one-year holding period of said rule has been satisfied.  Prior to the Executive’s acquisition of the Restricted Stock, the Executive acquired sufficient information about the Company to reach an informed knowledgeable decision to acquire the Restricted Stock.  The Executive has such knowledge and experience in financial and business matters as to make the Executive capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision.  The Executive is able to bear the economic risk of his or her investment in the Restricted Stock.  The Executive agrees not to make, without the prior written consent of the Company, any public offering or sale of the Restricted Stock although permitted to do so pursuant to Rule 144(k) promulgated under the 1933 Act, until all applicable conditions and requirements of the Rule (or registration of the Restricted Stock under the 1933 Act) and this Agreement have been satisfied.

(d)           In order to reflect the restrictions on disposition of the Restricted Stock, the stock certificates for the Restricted Stock will be endorsed with a restrictive legend, in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS DEFINED IN

RULE 144 PROMULGATED UNDER THE ACT.  THEY MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (1) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR EVIDENCE SATISFACTORY TO THE COMPANY OF AN EXEMPTION THEREFROM, AND (2) IN COMPLIANCE WITH THE DISPOSITION PROVISIONS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES).  SUCH AGREEMENT IMPOSES CERTAIN RESTRICTIONS IN CONNECTION WITH THE DISPOSITION OF THE SHARES.  THE SECRETARY OF THE COMPANY WILL, UPON WRITTEN REQUEST, FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT THAT RESTRICTS THE TRANSFER OF THESE SHARES BEFORE ____________.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE COMPANY.”

If required by the authorities of any state in connection with the issuance of the shares of Stock, the legend or legends required by such state authorities also will be endorsed on all such certificates.

Section 3.2 -   Definitions

(a)           “Cause” shall have the meaning set forth in the Executive’s employment or other agreement with the Company, any Subsidiary or any Affiliate, provided that if the Executive is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause shall mean, when the Company, in good faith and its sole discretion, determines that any of the following occurs: (x) a breach by Executive of any provisions of the Plan or this Agreement, including, but not limited to, any of the restrictive covenants set forth in paragraphs (a), (c), (d), (f), (g) or (h) under Section 3.3 of this Agreement, or (y) (i) the Executive has been convicted of any crime (whether or not related to his or her duties at the Company or any Subsidiary or Affiliate of the Company); (ii) fraud, dishonesty, gross negligence or substantial misconduct in Executive’s performance of his or her duties and responsibilities; (iii) Executive’s violation of or failure to comply with the internal policies of the Company or any Subsidiary or Affiliate of the Company or the rules and regulations of any regulatory or self-regulatory organization with jurisdiction over the Company or any Subsidiary or Affiliate of the Company; or (iv) Executive’s failure to perform the material duties of his or her position, including, by way of example and not of limitation, the failure or refusal to follow instructions reasonably given by Executive’s superiors in the course of employment.

(b)           “Disability” means that the Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company, any Subsidiary or Affiliate of the Company.

(c)           “Retirement” or “Retire” shall mean any retirement in accordance with the applicable policies of the Company, if any, as amended from time to time, and after the retiree having attained the age of fifty-five (55) and completing five years of continuous service with the 409A Controlled Group, but only including such service after December 31, 2003, provided that such retiree shall certify in writing to the Company that he or she will permanently retire as of the Termination Date and will not thereafter be employed by or otherwise engage in any Competitive Business.

(d)           “SG” means any of Société Générale, SG Americas, Inc., SG Americas Securities Holdings, Inc. and any Subsidiaries thereof other than the Company and its Subsidiaries.

Section 3.3 - Notice of Termination and Restrictive Covenants.

(a)           Notice of Termination.  The Executive shall not voluntarily Retire, resign or otherwise terminate his or her employment relationship with the Company or any of its Subsidiaries or Affiliates, for any reason or no reason, without first giving the Company at least ninety (90) days prior written notice of the effective date of such Retirement, resignation or other termination.   Such written notice shall be sent in accordance with Section 3.8 of this Agreement.  The Company retains the right to waive the notice requirement in whole or in part or to place the Executive on paid leave for all or part of this ninety (90) day period.  In the alternative, at any time after the Executive gives notice, the Company may, but shall not be obligated to, provide the executive with work and (i) require the Executive to comply with such conditions as it may specify in relation to transitioning the Executive’s duties and responsibilities; (ii) assign the Executive other duties; or (iii) withdraw any powers vested in, or duties assigned to the Executive.

(b)           Non-Solicitation.   Executive agrees that if the Executive voluntarily terminates employment or if the Executive’s employment is terminated, for any reason or no reason, the Executive shall not, for a period of one hundred eighty (180) days, less ninety (90) days where a proper notice of termination was given by the Executive in accordance with Section 3.3(a) above, after the Executive’s Termination Date, without the Company’s prior written consent, directly or indirectly: (i) solicit or induce, or cause others to solicit or induce, any director, officer or employee of the Company, any Subsidiary or Affiliate of the Company or SG to leave the Company, such Subsidiary or Affiliate or SG or in any way modify their relationship with the Company, such Subsidiary or

Affiliate or SG; (ii) hire or cause others to hire any director, officer or employee of the Company, any Subsidiary or Affiliate of the Company or SG; (iii) encourage or assist in the hiring process of any director, officer or employee of the Company, any Subsidiary or Affiliate of the Company or SG or in the modification of any such person’s relationship with the Company, such Subsidiary or Affiliate or SG, or cause others to participate, encourage or assist in the hiring process of any director, officer or employee of the Company, any Subsidiary or Affiliate of the Company or SG; (iv) interfere in any way with the rendering of professional services to the Company, any Subsidiary or Affiliate of the Company or SG by any client, prospective client, consultant, independent contractor or vendor, or their respective individual employees; or (v) solicit the trade or patronage of any client, prospective client, customers or any other persons engaged in any business relationship with the Company or any Subsidiary of the Company or any prospective clients, customers, suppliers, agents, distributors or any other persons currently in negotiation with the Company or any Subsidiary of the Company for purposes of engaging in any business relationship with respect to any products, services, trade secrets or other matters in which the Company or such Subsidiary of the Company is active.

(c)           Non-Disclosure of Confidential Information.  Executive shall not at any time, whether during Executive’s employment or following the termination of employment, for any reason whatsoever, directly or indirectly, disclose or furnish to any entity, firm, corporation or person, except as otherwise required by applicable law, any confidential or proprietary information of the Company, any Subsidiary or Affiliate of the Company or SG; provided, however, that in the event disclosure is required by applicable law, the Executive shall provide the Company, any Subsidiary or Affiliate of the Company or SG, as applicable, with prompt notice of such requirement prior to making any disclosure, so that the Company, such Subsidiary or Affiliate of the Company or SG, as applicable, may seek an appropriate protective order.  “Confidential or propriety information” shall mean information generally unknown to the public to which Executive gains access by reason of Executive’s relationship with the Company, any Subsidiary or Affiliate of the Company or SG, and includes, but is not limited to, information relating to all present or potential customers, business and marketing plans, sales, trading and financial data and strategies, salaries and employment benefits, and operational costs.

(d)           Non-Disparagement.  Executive shall not at any time, whether during Executive’s employment or following the termination of employment, for any reason whatsoever, and shall not cause or induce others to, defame or disparage the Company, any Subsidiary or Affiliate of the Company or SG, or the directors or officers of the Company, any Subsidiary or Affiliate of the Company or SG.

(e)           Company Property.  All records, files, memoranda, reports, customer information, client lists, documents and equipment relating to the business of the Company, any Subsidiary or Affiliate of the Company or SG which Executive prepares, possesses or comes into contact with while Executive is an employee of the Company, any Subsidiary or Affiliate of the Company or SG shall remain the sole property of the Company, such Subsidiary or Affiliate or SG.  Executive agrees that upon Executive’s termination of employment, for any reason or no reason, Executive shall provide to the Company, any Subsidiary or Affiliate of the Company or SG, as applicable, all documents, papers, files or other material in Executive’s possession and under Executive’s control that are connected with or derived from Executive’s services to the Company, any Subsidiary or Affiliate of the Company or SG.  Executive agrees that the Company, the applicable Subsidiary or Affiliate of the Company or SG owns all work product, patents, copyrights and other material produced by Executive during Executive’s employment with the Company, any Subsidiary or Affiliate of the Company or SG.

(f)            Compliance with Company Policies.  Executive agrees to fully comply with the applicable internal policies of the Company or any of its Subsidiaries, as such policies may be amended from time to time, at any time, during Executive’s employment by the Company or any of its Subsidiaries.

(g)           Cooperation.  Executive agrees to cooperate fully with the Company, its Subsidiaries and Affiliates and SG at any time, whether during Executive’s employment or following the termination of employment, taking into account the requirements of any subsequent employment by the Executive, on all matters relating to Executive’s employment, which cooperation shall be provided without additional consideration or compensation and shall include, without limitation, being available to serve as a witness and be interviewed and making available any books, records or other documents within Executive’s control, provided, however, that Executive need not take any action hereunder that would constitute a violation of law or an obligation to any third party or cause a waiver of attorney-client privilege.  Without limiting the generality of the foregoing, Executive shall cooperate in connection with any (i) past, present or future suit, countersuit, action, arbitration, mediation, alternative dispute resolution process, claim, counterclaim, demand, proceeding; (ii) inquiry, proceeding or investigation by or before any governmental authority; or (iii) arbitration or mediation tribunal, in each case involving the Company, its Subsidiaries or Affiliates or SG.  In connection with Executive’s providing such cooperation, the Company, its Subsidiaries and Affiliates or SG, as applicable, shall reimburse the Executive for reasonable travel, lodging and other expenses incurred by Executive, upon submission of documentation reasonably acceptable to the Company, its Subsidiaries and Affiliates or SG, as applicable.

(h)           Lock-Up Agreement.  With respect to the IPO, Executive agrees to enter into a lock-up agreement (the “Lock-Up Agreement”) and, in accordance with the terms of the Lock-Up Agreement, for a period of one hundred eighty (180) days and any applicable extension applicable thereto (the “Lock-Up Period”), refrain from offering, pledging, selling or contracting to sell any shares of Stock, granting any option, right or warrant for the sale of any shares of Stock, lending or otherwise disposing of or transferring any shares of Stock, requesting or demanding any underwriter of the IPO to file a registration statement related to shares of Stock, or entering into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any shares of Stock, whether any such swap or transaction is to be settled by delivery of shares of Stock or other securities, in cash or otherwise, directly or indirectly, without the prior written consent of the underwriters of the IPO.

(i)            Injunctive Relief.  In the event of a breach by Executive of Executive’s obligations under this Agreement, the Company (and/or SG, if applicable), in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  Executive acknowledges that the Company (and/or SG, if applicable) shall suffer irreparable harm in the event of a breach or prospective breach of paragraphs (a), (b), (c), (d), (e), (f) or (g) of this Section 3.3 and that monetary damages would not be adequate relief.  Accordingly, the Company (and/or SG, if applicable) shall be entitled to seek injunctive relief in any federal or state court of competent jurisdiction located in New York County, or in any state in which Executive resides.  Executive further agrees that the Company and its Subsidiaries and Affiliates (and/or SG, if applicable) shall be entitled to recover all costs and expenses (including attorneys’ fees) incurred in connection with the enforcement of the Company’s rights hereunder.

Section 3.4 - Release of Claims.

As a condition to execution of this Agreement, Executive shall execute a copy of the release of claims attached hereto as Exhibit A (the “Release”).  Any revocation of the Release by the Executive shall cause this Agreement to be null and void and of no effect.

Section 3.5 - Offset.

In the event that the Executive voluntarily terminates employment or if the Executive’s employment is terminated, for any reason or no reason, the Company may offset, to the fullest extent permitted by law, any amounts of money or shares of Stock due to the Company from the Executive, or advanced or loaned to Executive by the Company, from any monies or shares of Stock owed to the Executive or the Executive’s estate by the Company as a result of such termination of employment.

Section 3.6 - Third-Party Beneficiary.

This Agreement is expressly entered into for the benefit of the parties hereto and, and with respect to Sections 3.3(b), (c), (d), (e), (f), (g) and (i) hereof, SG (which shall be deemed a third-party beneficiary hereof solely for the purpose of such Sections, insofar as they apply to SG).  Nothing expressed or referred to in this Agreement shall be construed to give any Person other than the parties hereto and SG (to the extent provided above) any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

Section 3.7 - Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York other than its laws regarding conflicts of law (to the extent that the application of the laws of another jurisdiction would be required thereby).  The Committee shall have final authority to interpret and construe this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Executive and the Executive’s legal representative in respect of any questions arising under this Agreement.

Section 3.8 - Notices.

Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at 1221 Avenue of the Americas, New York, NY 10020, Attention: General Counsel, and to the Executive at the address set forth below or at such other address as either party may hereafter designate in writing to the other by like notice.

Section 3.9 - Effect of Agreement.

Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company.

Section 3.10 - Amendment.

This Agreement may not be amended or modified in any manner (including by waiver) except by an instrument in writing signed by both parties hereto; provided, however that no amendment or modification shall be made to, and the Company shall not agree to any waiver of, Sections 3.3(b), (c), (d), (e), (f), (g) or (i) hereof, insofar as such Sections apply to SG, without the prior written consent of Parent, which consent may be withheld by Parent in its sole discretion.  The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of such party of a provision of this Agreement.

Section 3.11 -   No Right to Continued Employment.

Nothing in this Agreement shall be deemed to confer on the Executive any right to continued employment with the Company or any of its Subsidiaries or Affiliates.

Section 3.12 -   Section 409A.

This Agreement is intended to comply with the requirements of Section 409A of the Code and shall be interpreted accordingly.  In the event that any provision of this Agreement would cause this Agreement to become subject to Section 409A or cause this Agreement to fail to comply with Section 409A, such provision may be deemed null and void and the Company and the Executive agree to amend or restructure this Agreement, to the extent necessary and appropriate to avoid adverse tax consequences under Section 409A.

Section 3.13 - Entire Agreement.

The Plan is incorporated herein by reference.  The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings, agreements, correspondence and term sheets of or between the Company and the Executive respect to the subject matter hereof.  If there is a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall govern.

Section 3.14 - Arbitration.

(a)           Any and all disputes arising out of or relating to this Agreement will be submitted to and resolved exclusively by a panel of three (3) arbitrators from either the New York Stock Exchange or the National Association of Securities Dealers, Inc.  The arbitration shall be held in the City of New York.  In agreeing to arbitrate these disputes, Executive recognizes that Executive is waiving Executive’s right to a trial in court and by a jury.  The arbitration award shall be final and binding upon both parties, and judgment upon the award may be entered in a court of competent jurisdiction.

(b)           The arbitrators shall not have authority to amend, alter, modify, add to or subtract from the provisions hereof.  The award of the arbitrators, in addition to granting the relief prescribed above and such other relief as the arbitrators may deem proper, may contain provisions commanding or restraining acts or conduct of the parties or their representatives and may further provide for the arbitrators to retain jurisdiction over this Agreement and the enforcement thereof.  If either party shall deliberately default in appearing before the arbitrators, the arbitrators are empowered, nonetheless, to take the proof of the party appearing and render an award thereon.

(c)           This Section 3.14 shall not be construed to limit the Company’s or SG’s right to obtain relief under paragraph 3.3(i) (relating to equitable remedies) with respect to any matter or controversy subject to paragraph 3.3(i), and, pending a final determination by the arbitrators with respect to any such matter or controversy, the Company and SG shall be entitled to obtain any such relief by direct application to state, federal or other applicable court, without being required to first arbitrate such matter or controversy.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and Executive has hereunto set Executive’s hand as of the date indicated above.

COWEN GROUP, INC.

BY:
Christopher A. White
Vice President

Signature of Executive:
[EXECUTIVE NAME]

Address

Social Security Number

15

EXHIBIT A

FORM OF GENERAL RELEASE

_____________________ (“Releasor”) for and in consideration of the Award (as such term is defined in the Award Agreement) described in the Executive Incentive Award Agreement between COWEN GROUP, INC., a Delaware corporation (the “Company”) and Releasor dated as of ________, 2006 (the “Award Agreement”) to be provided by the Company, does for himself and his heirs, executors, administrators, successors and assigns, hereby now and forever, voluntarily, knowingly and willingly release and discharge SG (as such term is defined in the Award Agreement) and its investors, together with each of their respective subsidiaries and affiliates (other than COWEN GROUP, INC. and its subsidiaries), together with each of their respective present and former partners, officers, directors, shareholders, employees and agents, and each of their predecessors, heirs, executors, administrators, successors and assigns (collectively, the “Company Releasees”) from any and all liabilities, charges, complaints, claims, promises, agreements, controversies, causes of action and demands of any nature whatsoever, known or unknown, suspected or unsuspected, which against the Company Releasees, jointly or severally, Releasor or Releasor’s heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever  arising from the beginning of time to the time Releasor executes this Release.  Without limiting the preceding sentence, this General Release includes, but is not limited to, any rights or claims arising under any statute or regulation, including the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, or the Americans with Disabilities Act of 1990, each as amended, or any other federal, state or local law, regulation, ordinance or common law, or under any policy, agreement, understanding or promise, written or oral, formal or informal, between any Company Releasee and Releasor.

Releasor represents that he has not filed any charges, claims, demands, proceedings or actions against any of the Company Releasees.  Releasor shall not seek or be entitled to any recovery, in any charges, claims, demands, proceedings or actions that may be commenced on Releasor’s behalf in any way arising out of or relating to the matters released under this General Release.

Releasor has been advised to consult with an attorney of Releasor’s choice prior to signing this General Release.  Releasor understands and agrees that Releasor has the right and has been given the opportunity to review this General Release with an attorney of Releasor’s choice should Releasor so desire.  Releasor also agrees that Releasor has entered into this General Release freely and voluntarily.  Relaseasor represents that he is not entitled to receive the Award described in this General Release absent his execution of this General Release.

Releasor has at least twenty-one (21) calendar days to consider the terms of this General Release, although Releasor may sign it sooner if Releasor wishes.  Furthermore, once Releasor has signed this General Release, Releasor has seven (7) additional days to revoke Releasor’s consent and may do so by writing to the Company at 1221 Avenue of the Americas, New York, NY 10020, Attention: Bill Dibble.  The Release shall not be effective, and no Award shall be due hereunder, until the eighth day after Releasor shall have executed this General Release and returned it to the Company, assuming that Releasor has not revoked Releasor’s consent to this Release prior to such date.

In the event that any one or more of the provisions of this Release shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Release shall not in any way be affected or impaired thereby.

This General Release shall be governed by the law of the State of New York without reference to its choice of law rules.

Signed as of this ___ day of ________, ____________ .

[Name of Releasor]